UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

+ 31 (0) 1 089 00 400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Our 50.1% owned subsidiary, Symbid Italia S.P.A.(“Symbid Italia”), formed on February 20, 2015, to develop the business of equity crowdfunding in Italy incurred operating losses during the year ended December 31, 2015, in the approximate amount of EURO 107,000. Based thereon and following an extensive review of the prospects of Symbid Italia developing profitable operations in the near future and beyond, the board of directors and shareholders of Symbid Italia have determined that further investment in Symbid Italia is not warranted. This conclusion was based upon an assessment of the current and expected medium term Italian equity crowdfunding market, the view that the current European regulatory framework for equity crowdfunding reflects a country by country market rather than a pan European market which greatly limits expected synergies and economies of scale and because the Italian equity crowdfunding regulations restrict the ability to attract non-domestic investors. At the direction of the Symbid Italia board of directors, a special Symbid Italia shareholder meeting was held on April 29, 2016, at which it was determined to liquidate Symbid Italia and return the residual capital to the Symbid Italia shareholders. Notwithstanding the foregoing, we maintain a positive medium term outlook on the equity crowdfunding market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: May 5, 2016	By:	/s/ Korstiaan Zandvliet
Korstiaan Zandvliet
President